Exhibit 16 - Letter from Sycip Gorres Velayo & Co.


[SYCIP GORRES VELAYO & CO. LETTERHEAD]



December 18, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by CE Casecnan Water and Energy Co., Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated December 18, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/ Sycip Gorres Velayo & Co.
Sycip Gorres Velayo & Co.